Cooperation Agreement

Shanxi Aoxing Pharmaceutical Co., Ltd. (hereinafter called Party A) and Xianyang Materia Medica Institute (hereinafter called Party B) have reached the following agreements through friendly negotiations on the research and application of the new traditional and health care drug Zhenbaowan Capsule.

I. Party A entrusts Party B with the research and application of this new drug and provides all the expenses incurred during the development of this new drug.

II. Party A pays for all the expenses incurred during the submission of the sample for censorship and all levels of evaluation. Party A is responsible for handling the field inspection of provincial drug administration with Party B's assistance.

III. Party B carries out the research on and submits the sample of this new drug pursuant to the technical requirements specified in the Regulation on the Registration of New Drugs and is responsible for submitting application materials to the State Food and Drug Administration, revising the materials according to evaluation opinions and acquiring the production approval of the State Food

and Drug Administration.

IV. Party B submits research materials of this new drug to provincial drug administration within 90 days and keeps the materials confidential.

V. The total development expense of this new drug is RMB 18,000 and 50% will be paid upon passing provincial initial material evaluation and production field inspection. Anther 50% will be paid upon passing the evaluation of the State Food and Drug Administration and acquiring production approval.

VI. Liabilities for Breach of this Agreement:

i. Party A shall undertake all financial responsibilities if it fails to pay for research expense as specified in the contract or the adjustment of national policy suspends new drug application.

ii. Party B shall be accountable if the application is rejected and the production approval not acquired due to the technical materials submitted by Party B.

VII. Both parties agree to carry out long-term cooperation on new drug development and take each other as friendly partner.

VIII. Both parties hereto may resolve through negotiation matters not mentioned herein.

IX. This contract is made in duplicates and will come into effect after being signed and stamped by both parties.

Party A: Shanxi Aoxing Pharmaceutical Co., Ltd.

Representative:

Date:

Party B: Xianyang Materia Medica Institute

Representative:

Date: